Exhibit 23.6

April 6, 2020

To:        Hutchison China MediTech Limited

48th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Dear Sirs:

Re: Consent of People’s Republic of China Counsel

We consent to the reference to our firm under the headings “ENFORCEMENT OF CIVIL LIABILITIES” and “LEGAL MATTERS” in the Form F-3 of Hutchison China MediTech Limited to be filed with the Securities and Exchange Commission in the month of April 2020.

Sincerely yours,

/s/ King & Wood Mallesons

King & Wood Mallesons